Exhibit 99.1

Momentive Specialty Chemicals Inc.	NEWS
180 East Broad Street Columbus, Ohio 43215-3799	RELEASE

FOR IMMEDIATE RELEASE

Momentive Specialty Chemicals Inc. Announces Completion of Tender Offer for Certain of its Outstanding Notes

Columbus, OH – November 22, 2010

Momentive Specialty Chemicals Inc. (the “Company”) announced today the completion of its tender offer (the “Tender Offer”) to purchase any and all of the outstanding 9.75% Second-Priority Senior Secured Notes due 2014 (the “Notes”).

The Tender Offer expired at 11:59 p.m., New York City time, on November 19, 2010 (the “Expiration Date”). As previously announced, the Company received tenders from the holders of $355,241,000 aggregate principal amount of the Notes by the expiration of the early tender payment deadline, November 4, 2010 at 5:00 p.m., New York City time (the “Early Tender Date”). The tenders received by the Company for the Notes, together with the $127 million principal amount of the Notes owned by Apollo Management, L.P. (“Apollo”), which principal amount was exchanged by Apollo, represent in the aggregate approximately 90.52% of the Notes. Apollo entered into an agreement to exchange the entire amount of its holdings of Notes for new debt of the Company at an exchange ratio determined based on the tender consideration offered to holders of the Notes, which is intended to give Apollo an aggregate value equivalent to that which it would receive if it had received the total consideration in the Tender Offer and used the proceeds thereof to invest in the new debt. The new debt has the same terms as the new notes issued by the Company to finance the Tender Offer. On November 5, 2010 the Company accepted for early payment, and paid for, the Notes tendered prior the Early Tender Date. No additional Notes were tendered from the Early Tender Date to the Expiration Date. The Company intends to redeem the Notes that remain outstanding after completion of the Tender Offer at the applicable redemption price, plus accrued and unpaid interest.

The Company engaged Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC to act as Dealer Managers in connection with the tender offer for the Notes.

About Momentive Specialty Chemicals Inc.

Based in Columbus, Ohio, Momentive Specialty Chemicals Inc. serves the global wood and industrial markets through a broad range of thermoset technologies, specialty products and technical support for customers in a diverse range of applications and industries. Momentive Specialty Chemicals Inc. is controlled by an affiliate of Apollo. Additional information is available at www.hexion.com and momentive.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of and made pursuant to the safe harbor provisions in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, our management may from time to time make oral forward-looking statements. All statements, other than statements of historical fact, could be forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “will” or “intend” or similar expressions. Forward-looking statements reflect our current expectations and assumptions regarding our business, the economy and other future events and conditions, and are based on currently available financial, economic and competitive data and current business plans. Actual results could vary materially depending on risks and uncertainties that may affect operations, markets, services, prices and other factors as discussed in the most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission made by the Company. We caution you against relying on any forward-looking statements as they are neither statements of historical fact nor guarantees of future performance. Any forward-looking statement made by us in this document speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time.

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Contacts

Media:

Peter Loscocco

614-225-4127

peter.loscocco@momentive.com

Investors:

John Kompa

614-225-2223

john.kompa@momentive.com